UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2025

PAGERDUTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38856	27-2793871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 Townsend St., Suite 200 San Francisco, California		94103 (Zip Code)
(Address of principal executive offices, including zip code)

(844) 800-3889
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000005 par value per share	PD	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2025, PagerDuty, Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Scalar Gauge Fund, LP and certain of its affiliates (together, “Scalar Gauge”).

Pursuant to the Cooperation Agreement, the Company has appointed Donald John Carty to the Company’s Board of Directors (the “Board”) as a Class I director, effective as of April 28, 2025, with an initial term expiring at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). The Cooperation Agreement provides for customary director replacement procedures in the event Mr. Carty ceases to serve as a director under certain circumstances as specified in the Cooperation Agreement. Pursuant to the Cooperation Agreement, the Company has also appointed Mr. Carty to the Audit Committee of the Board.

Pursuant to the Cooperation Agreement, Scalar Gauge has agreed to abide by certain customary standstill restrictions, voting commitments, and other provisions, such as a mutual non-disparagement provision, which will remain in effect until the date that is 15 days prior to the deadline for the submission of stockholder nominations for the 2026 Annual Meeting.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2025, the Board appointed Mr. Carty to the Board as a Class I director, with a term expiring at the 2026 Annual Meeting. In connection with Mr. Carty’s appointment, the Board increased the size of the Board from nine to ten members and the size of Class I of the Board from three to four members.

The Board has also appointed Mr. Carty to the Board’s Audit Committee.

Mr. Carty was appointed to the Board pursuant to the Cooperation Agreement with Scalar Gauge, which is a stockholder of the Company. The disclosures set forth in Item 1.01 above are incorporated herein by reference.

Except for the Cooperation Agreement described in Item 1.01 above, there were no arrangements or understandings pursuant to which Mr. Carty was appointed to the Board and there have been no related party transactions between the Company and Mr. Carty that would be reportable under Item 404(a) of Regulation S-K.

Mr. Carty will be entitled to receive compensation in accordance with the Company’s Non-Employee Director Compensation Policy, a copy of which is attached as Exhibit 10.11 to the Company’s Registration Statement on form S-1/A (333-230323), which was filed with the Securities and Exchange Commission on March 21, 2019. Mr. Carty will also enter into the Company’s standard form of indemnification agreement, the form of which is attached as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (333-230323), which was filed with the Securities and Exchange Commission on March 15, 2019.

Item 7.01	Regulation FD Disclosure.

On April 28, 2025, the Company issued a press release announcing the appointment of Mr. Carty to the Board and the Company’s entry into the Cooperation Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of April 28, 2025, by and among PagerDuty, Inc., Scalar Gauge Fund, LP, and certain other parties.
99.1	Press Release issued by PagerDuty, Inc., dated April 28, 2025.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PagerDuty, Inc.

Date: April 28, 2025	By:	/s/ Irving Gomez
Name: Irving Gomez
Title: Vice President, Deputy General Counsel & Secretary